EXHIBIT 99.1

N E W S R E L E A SE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations	Investor Relations
Jane Driscoll, 860-403-5630	Naomi Baline Kleinman, 860-403-7100
jane.driscoll@phoenixwm.com	pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Updates Progress on Restatement of GAAP Financial Statements and Statutory Audit

Hartford, Conn., June 28, 2013 – The Phoenix Companies, Inc. (NYSE:PNX) today provided an update on its previously announced restatement of GAAP financial statements.

Phoenix said the restatement work continues to move forward and it intends to provide another update on the restatement within the next 60 days.  The company also expects to provide second quarter 2013 unaudited statutory financial results for Phoenix Life Insurance Company and second quarter 2013 estimated operating metrics for The Phoenix Companies, Inc. by August 15, 2013.

In addition, the company said it has determined that the completion of the 2012 audited statutory financial statements of its insurance company subsidiaries is dependent on substantial completion of the GAAP restatement process, the evaluation of the control environment related to the statutory and GAAP financial statements and the related audit processes, none of which is expected to be completed by August 1, 2013. The situation remains fluid as additional issues are identified and resolved.

Therefore, the company does not expect to file 2012 audited statutory financial statements of its insurance company subsidiaries with the insurance regulators in the states in which its insurance company subsidiaries are authorized to conduct business within the timeframes afforded by current extensions granted by their respective domiciliary states.  The company intends to seek further extensions as required.

The company advised that the full year 2012 and first quarter 2013 unaudited statutory financial results for its insurance company subsidiaries filed with their domiciliary state insurance regulators can continue to be relied upon, but that situation can change. The company noted that there are errors arising from the restatement process and the statutory and GAAP audits that have been identified, some of which have been quantified while others have not yet been fully assessed and quantified. These errors, along with additional errors that may be identified, could, individually or in the aggregate, materially and adversely impact the 2012 unaudited statutory financial results that have been made publicly available by the company. As a result, the 2012 audited statutory financial statements, when completed, could materially and adversely vary from the unaudited 2012 statutory results.

Unaudited statutory financial results for the third quarter of 2012, full year 2012, and the first quarter of 2013 were filed on time with state regulators.

As previously reported, Phoenix is restating GAAP financial statements for the years ended December 31, 2011, 2010 and 2009, the interim periods for 2011, and the first and second quarters of 2012 and, as a result, delayed filing its third quarter 2012 Form 10-Q, 2012 Form 10-K and first quarter 2013 Form 10-Q with the Securities and Exchange Commission (SEC). Phoenix also believes it may not be able to timely file with the SEC its Forms 10-Q for the second and third quarters of 2013.

After Phoenix announced the restatement on November 8, 2012, the Company provided updates on the restatement process on March 15, 2013, April 24, 2013 and May 22, 2013.

More details regarding extensions to file the audited 2012 statutory financial statements with state regulatory authorities and other related information are contained in Current Reports on Form 8-K filed by Phoenix and its subsidiary, PHL Variable Insurance Company, with the SEC today.

ABOUT PHOENIX

Headquartered in Hartford, Connecticut, The Phoenix Companies, Inc. (NYSE:PNX) is a boutique life insurance and annuity company serving customers’ retirement and protection needs through select independent distributors. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes. Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Our ability to provide updated information about the restatement in the anticipated timeframe, complete the restatement and resume a timely filing schedule with respect to our SEC filings reflecting the restatement is subject to a number of contingencies, including but not limited to, whether we continue to identify errors in our consolidated financial statements, whether existing systems and processes can be timely updated, supplemented or replaced, and the number and complexity of, and periods covered by, the periodic reports that we will have to file with the SEC to reflect the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC. Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations”. You are urged to carefully consider all such factors. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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